UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 16, 2010 (December 15, 2010)
M & F WORLDWIDE CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-13780	02-0423416

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 East 62nd Street, New York, New York	10065

(Address of principal executive offices)	(Zip Code)
(212) 572-8600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On December 16, 2010, Harland Clarke Holdings Corp. (“Harland Clarke Holdings”), a wholly owned subsidiary of M & F Worldwide Corp., a Delaware corporation (the “Registrant”), announced that its wholly owned subsidiary, Scantron Corporation (“Scantron”), had entered into a Securities Purchase Agreement, dated as of December 15, 2010 (the “Purchase Agreement”), with KUE Digital International LLC (“Seller”), pursuant to which, upon the terms and subject to the conditions set forth therein, Scantron will purchase all of the outstanding capital stock or membership interests of (i) KUE Digital Inc. (“KUED”), (ii) KUED Sub I LLC (“Sub I”) and (iii) KUED Sub II LLC (“Sub II” and, together with KUED and Sub I, the “Purchased Subsidiaries” or “Global Scholar”), for $140 million in cash, subject to post-closing adjustments, and a contingent payment of up to $20 million in cash, which is dependent on the amount of revenues generated by Global Scholar during the calendar year 2011 (the “Purchase”). Through its Pinnacle Suite™, Global Scholar supports all aspects of managing education at K-12 schools, including student information systems; performance-based scheduler; gradebook; learning management system; longitudinal data collection, analysis and reporting; teacher development and performance tracking; and online communication and tutoring portals.
     The Purchase is subject to the satisfaction or waiver of customary closing conditions. The Purchase Agreement contains customary representations, warranties and covenants, including covenants relating to Global Scholar’s conduct of its business between the date of the signing of the Purchase Agreement and the closing of the Purchase. Concurrently with the execution of the Purchase Agreement, Scantron and Knowledge Universe Education, L.P. (“KUELP”) entered into a Restrictive Covenant Agreement, whereby KUELP agreed to certain limitations on its ability to compete with the Global Scholar Business for a period following the closing of the Purchase. Under the Purchase Agreement, Seller will indemnify Scantron for certain breaches of representations, warranties and covenants, as well as certain defined liabilities. Concurrently with the execution of the Purchase Agreement, each of (i) KUELP, (ii) Ignition Venture Partners III, L.P. (“Ignition I”), (iii) Ignition Managing Directors Fund III, LLC (“Ignition II”) and (iv) Kal Raman (each, a “Guarantor”) delivered a limited guarantee to Scantron pursuant to which each of KUELP, Ignition I, Ignition II and Mr. Raman guarantees the performance of Seller’s obligations under the Purchase Agreement.
     Scantron will finance the Purchase with cash currently available on hand.
     The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
Item 8.01. Other Events.
     On December 16, 2010, Harland Clarke Holdings issued a press release announcing the execution of the Purchase Agreement. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
Exhibit 2.1	Securities Purchase Agreement, dated as of December 15, 2010, by and between Scantron Corporation and KUE Digital International LLC.

Exhibit 99.1	Press Release dated December 16, 2010 issued by Harland Clarke Holdings Corp. announcing the execution of the Purchase Agreement.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M & F WORLDWIDE CORP.
By:	/s/ Edward P. Taibi
	Name:	Edward P. Taibi
	Title:	Senior Vice President
Date: December 16, 2010

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EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1	Securities Purchase Agreement, dated as of December 15, 2010, by and between Scantron Corporation and KUE Digital International LLC.

Exhibit 99.1	Press Release dated December 16, 2010 issued by Harland Clarke Holdings Corp. announcing the execution of the Purchase Agreement.

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